    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 4, 2002

                                                      REGISTRATION NO. 333-76928
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                AMENDMENT NO. 2

                                       TO

                                    FORM S-3

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                           --------------------------
                              LABRANCHE & CO INC.

             (Exact name of registrant as specified in its charter)

           DELAWARE                           13-4064735
 (State or other jurisdiction   (I.R.S. Employer Identification Number)
              of
incorporation or organization)

                              LABRANCHE & CO INC.
                               ONE EXCHANGE PLAZA
                         NEW YORK, NEW YORK 10006-3008
                                 (212) 425-1144
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           GEORGE M.L. LABRANCHE, IV
                              LABRANCHE & CO INC.
                               ONE EXCHANGE PLAZA
                         NEW YORK, NEW YORK 10006-3008
                                 (212) 425-1144
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           --------------------------

COPIES OF ALL COMMUNICATIONS, INCLUDING ALL COMMUNICATIONS SENT TO THE AGENT FOR
                          SERVICE, SHOULD BE SENT TO:

         JEFFREY M. MARKS, ESQ.                    WILLIAM F. GORIN, ESQ.
         STEVEN I. SUZZAN, ESQ.              CLEARY, GOTTLIEB, STEEN & HAMILTON
      FULBRIGHT & JAWORSKI L.L.P.                    ONE LIBERTY PLAZA
            666 FIFTH AVENUE                      NEW YORK, NEW YORK 10006
        NEW YORK, NEW YORK 10103                      (212) 225-2000
            (212) 318-3000                       FACSIMILE: (212) 225-3999
       FACSIMILE: (212) 318-3400                 FACSIMILE: (212) 225-3999

                            ------------------------

 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
                           --------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
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
                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered (other than underwriting accounts and commissions) are estimated to be as follows:

SEC Registration Fee........................................  $ 12,616.12
Accounting fees and expenses................................  $ 50,000.00
Legal fees and expenses.....................................  $100,000.00
Printing fees...............................................  $150,000.00
Miscellaneous...............................................  $ 17,383.88
                                                              -----------
  Total.....................................................  $330,000.00
                                                              ===========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the General Corporate Law of Delaware permits indemnification of directors, officers and employees of a corporation under certain conditions and subject to certain limitations. The By-Laws of the Registrant contain provisions for the indemnification of directors, officers and employees within the limitations permitted by Section 145. The Company's officers and directors are insured against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits.


         NO.            DESCRIPTION
         ---            -----------
         1.1            Form of Underwriting Agreement.
         4.1            Amended and Restated Certificate of Incorporation of
                        LaBranche & Co Inc. (incorporated by reference to Exhibit
                        3.1 of our annual report on Form 10-K for the year ended
                        December 31, 2000 (SEC File No. 1-15251)).
         4.2            Amended and Restated Bylaws of LaBranche & Co Inc.
                        (incorporated by reference to Exhibit 3.2 of our annual
                        report on Form 10-K for the year ended December 31, 2000
                        (SEC File No. 1-15251)).
         5.1            Opinion of Fulbright & Jaworski L.L.P. regarding legality.
        23.1            Consent of Fulbright & Jaworski L.L.P. (included in Exhibit
                        5.1).
        23.2            Consent of Arthur Andersen LLP.*
        23.3            Consent of PricewaterhouseCoopers LLP.*
        24.1            Power of Attorney (included on signature page).*


------------------------

*   Previously filed.

ITEM 17. UNDERTAKINGS

    (a) The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the Registrant in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on the 1st day of February, 2002.

                                                       LABRANCHE & CO INC.

                                                       By:        /s/ GEORGE M.L. LABRANCHE, IV
                                                            -----------------------------------------
                                                                    George M.L. LaBranche, IV
                                                               CHAIRMAN AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                                                       Chairman, Chief Executive
            /s/ GEORGE M.L. LABRANCHE, IV                Officer, and President
     -------------------------------------------         (Principal Executive        February 1, 2002
              George M.L. LaBranche, IV                  Officer)

                          *
     -------------------------------------------       Executive Vice President,     February 1, 2002
               S. Lawrence Prendergast                   Finance and Director

                                                       Senior Vice President, Chief
                          *                              Financial Officer and
     -------------------------------------------         Director (Principal         February 1, 2002
                  Harvey S. Traison                      Financial Officer)

                          *
     -------------------------------------------       Director                      February 1, 2002
                  Thomas E. Dooley

                          *
     -------------------------------------------       Director                      February 1, 2002
                  E. Margie Filter

                          *
     -------------------------------------------       Director                      February 1, 2002
                 James G. Gallagher

                          *
     -------------------------------------------       Director                      February 1, 2002
               Alfred O. Hayward, Jr.

                          *
     -------------------------------------------       Director                      February 1, 2002
                  Robert M. Murphy

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                          *
     -------------------------------------------       Director                      February 1, 2002
                 George E. Robb, Jr.

                          *
     -------------------------------------------       Director                      February 1, 2002
                   David A. George

                          *                            Vice President, Finance
     -------------------------------------------         (Principal Accounting       February 1, 2002
                   Todd A. Graber                        Officer)

*By:              /s/ GEORGE M.L. LABRANCHE, IV
             --------------------------------------
      Name: George M.L. LaBranche, IV
            for himself and as
            Attorney-in-Fact